SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                             _____________________
                                   FORM 8-K
                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported:)    JANUARY 13, 1997



                           ATLAS ENVIRONMENTAL, INC.
              (Exact name of registrant as specified in charter)


        COLORADO                              0-26166               84-1140790
(State  or  other jurisdiction     (Commission File Number)      (IRS Employer
      of  incorporation)                                     identification #)



150  SOUTH  PINE  ISLAND  ROAD,  SUITE  100
PLANTATION,  FLORIDA                                                     33324
(Address  of  principal  executive  offices)                        (Zip Code)

Registrant's  telephone  number,  including  area  code:    (954)  370-9011



NA

(Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

ITEM  3.    BANKRUPTCY  OR  RECEIVERSHIP

     On January 14, 1997, Atlas Environmental, Inc. ("Atlas") and eleven of its subsidiaries, TranSoil, Inc., KleenSoil International, Inc., South Florida Thermal Services, Inc., Florida Specialized Carriers, Inc., Naples Recycling Resources, Inc., Waste Magic Recyclers Palm Beach, Inc., Waste Magic Recyclers Central, Inc., Waste Magic Recyclers, Inc., Royal Crown Carting, Inc., Homestead Landfill and Recycling Management Company, Inc., and South Florida Recovery, Inc. (collectively, the "Subsidiaries"), filed petitions in the United States Bankruptcy Court for the Southern District of Florida, Broward Division, Case No. 97-20203-BKC-RBR through and inclusive of Case No. 97-20214-BKC-RBR, assigned to Judge Raymond Ray, seeking reorganization under chapter 11 of the Federal Bankruptcy Code (the "Code"). Atlas and the Subsidiaries are being operated as debtors-in-possession under the Code.

A copy of the press release issued by Atlas on January 16, 1997, reporting the chapter 11 filings and related matters is filed as an Exhibit hereto.


ITEM  5.    OTHER  EVENTS

     On January 13, 1997, Thomas Roberts, a Vice President of Atlas, was appointed to the Board of Directors of Atlas. Prior to Mr. Roberts' appointment, the board had consisted of two members since the resignation of Joel Silverstein on November 21, 1996. Prior to the amendment of the bylaws of Atlas described below, those bylaws required that Atlas be managed by a board of not less than three nor more than seven directors. On January 13, 1997, after the appointment of Mr. Roberts to the board, the Board of Directors of Atlas approved an amendment to the Atlas bylaws providing that the Board of Directors of Atlas consist of not less than two nor more than seven directors. On that date the Board of Directors also authorized the filing of the petition in the United States Bankruptcy Court pursuant to chapter 11 of the Code described in Item 3 above. Mr. Roberts resigned from the Board of Directors on January 14, 1997, after the board took the aforesaid actions.


ITEM  7.    FINANCIAL  STATEMENTS  AND  EXHIBITS

    (c)    EXHIBITS

 EX-99 Text of Press Release dated January 16, 1997 re: Atlas Takes Action To Reorganize.








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SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Registrant          ATLAS  ENVIRONMENTAL,  INC.
                    ---------------------------



     By:            /s/  Philip  Kabot
                    ------------------
                         Philip  Kabot
                         Chief  Financial  Officer  and
                         Principal  Accounting  Officer



Date:    January  16,  1997